                                                                      EXHIBIT 1.

For Ministry Use Only                                 Ontario Corporation Number
A l'usage exclusif du ministere                Numero de la compagnie en Ontario

                                                              1346834

[ONTARIO LOGO]
Ministry of                                    Ministere de
Consumer and Commercial                        la Consommation
Relations                                      et du Commerce

CERTIFICATE                                    CERTIFICAT
This is to certify that these                  Ceci certifie que las presents
articles are effective on                      statuts entrent en vigueur la

MARCH 23, 1999                                 23 MARS, 1999



                         /s/   Carol D. Kirsh
                         -----------------------------
                               Director/Directeur
           Business Corporations Act/Loi sur les societes par actions

--------------------------------------------------------------------------------
                            ARTICLES OF AMALGAMATION
                                STATUS DE FUSION




1. The name of the                             Denomination sociale de la
   amalgamated corporation is:                 compagnie issue de la fusion:

VIDEOFLICKS.COM INC.
--------------------





2. The address of the registered               Adresse du siege social:
   office is:


                                106 Orenda Road
--------------------------------------------------------------------------------
   (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
              (Rue et numero, ou numero de la R.R. et, s'il s'agit
                      edifice a bureaux, numero du bureau)


                               Brampton, Ontario                         L6W 3W6
--------------------------------------------------------------------------------
                     (Name of Municipality or Post Office)         (Postal Code/
                 (Nom de la municipalite ou du bureau de poste)     Code postal)



3. Number (or minimum and                      Nombre (ou nombres minimal et
   maximum number) of                          maximal) d'administrateurs:
   directors is:

A minimum of 3 and a maximum of 15

4. The director(s) is/are:                     Administrateur(s):

                                                                                                     Resident
                                        Address for service, giving Street & No. or R.R. No.,        Canadian State
First Name, initials and surname        Municipality and Postal code                                 Yes or No

                                        Domicile elu, y compris la rue et le numero, le numero       Resident Canadien
Prenom, initiales et nom de familie     de la R.R., ou le nom de la municipalite et le code postal   Oui/Non
-----------------------------------     ----------------------------------------------------------   -----------------

Michael P. Kavanagh                     41 Old Forest Hill Rd., Toronto, Ont. M5P 2P8                Yes
John Waddell                            386 Brookdale Ave., Toronto, Ont. M5M 3Y3                    Yes
Robert Bray                             R.R. #2, Tottenham, Ont. L0G 1W0                             Yes
Garfield J. Last                        1 Highland Avenue, Toronto, Ont. M4W 2A2                     Yes
Stephen R. Dattels                      1 Chestnut Park Rd., Courtyard, Toronto, Ontario, M4W 1W4    Yes

                                  CHECK A OR B
                                 COCHER A OU B

5. [X]  (A)  The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176(4) of the Business Corporations Act on the date set out below.

        (A) Les actionnaires de chaque compagnie qui fusionne ont dument adopte la convention de fusion conformement au paragraphe 176(4) de la Loi sur les compagnies a la date mentionnee ci-dessous.

   [ ] (B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

             The articles of amalgamation in substance contain the provisions of the articles of incorporation of

        (B) Les administrateurs de chaque compagnie qui fusionne ont approuve la fusion par voie de resolution conformement a l'article 177 de la Loi sur les compagnies a la date mentionnee ci-dessous.

             Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

--------------------------------------------------------------------------------

             and are more particularly set out in these articles.

             et sont enonces textuellement aux presents statuts.


Names of amalgamating corporations      Ontario Corporation Number                       Date of Adoption/Approval
Denomination sociale des
compagnies qui fusionnent               Numero de la compagnie en Ontario                Date d'adoption ou d'approbation
----------------------------------      ---------------------------------                --------------------------------

Mantaur Petroleum Corporation                        63514                               March 17, 1999

1318780 Ontario Limited                             1318780                              March 17, 1999

Videoflicks.com Limited                             1245146                              February 1, 1999

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

     Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.

     None.









7. The classes and any maximum number of shares that the corporation is authorized to issue:

     Categories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisee a emettre:

     An unlimited number of common shares and an unlimited number of preference shares issuable in series, both without nominal or par value.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

    Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:


    (a)  The common and preference shares shall be without nominal or par value;


    (b) The holders of the common shares shall be entitled to vote at all meetings of shareholders except meeting at which only holders of a specified class of shares are entitled to vote, and holders of common shares shall be entitled to one vote for each common share held and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon the dissolution of the Amalgamated Corporation;


    (c) The rights, privileges, restrictions and conditions attaching to the preference shares as a class are as follows:

         (i) The preference shares may from time to time be issued in one or more series and, subject to the following provisions, and subject to the issuance by the Director appointed under the Business Corporations Act, or appropriate official designated by successive legislation as amended from time to time, of a Certificate of Amendment of Articles in respect thereof, the directors may by resolution fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, whether cumulative or non-cumulative, the date(s) and place(s) of payment thereof, the redemption, purchase for cancellation and/or conversion prices and terms and conditions of redemption, purchase and/or conversion (if any), any share purchase plan or sinking fund or other provisions and the restrictions (if any) respecting payment of dividends on any shares ranking junior to the preference shares.

         (ii) The preference shares of each series shall, with respect to the priority in payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Amalgamated Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank a parity with the preference shares of every other series of the same class and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preference shares. The preference shares of any series may also be given such other preferences, not inconsistent with these Articles, over the common shares and any other shares of the Corporation ranking junior to such preference shares as may be determined by the directors.


         (iii) If any cumulative dividends, whether or not earned or declared, declared non-cumulative dividends, or amounts payable on the return of capital in respect of a series of preference shares are not paid in full, all preference shares of other series of the same class shall participate rateably in respect of accumulated cumulative dividends, declared non-cumulative dividends, and amounts payable on return of capital.

         (iv) The preference shares of any series may be made convertible into common shares.

         (v) The holders of the preference shares shall be entitled to receive copies of the annual financial statements of the Corporation and the auditors' report thereon to be submitted to the shareholders of the Corporation at annual meetings and the holders of each series of preference shares shall have such rights to attend and vote at meetings of shareholders by restrictions on attendances or voting rights thereat as may be determined by resolution of the board of directors; and

    (d) The holders of shares of a class or series shall not be entitled to vote separately as a class or series or to dissent upon a proposal to amend the Articles of the Corporation to:

         (i) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class;

         (ii) effect an exchange, reclassification or cancellation of all or part of the shares of such class; or

         (iii) create a new class of shares equal or superior to the shares of such class.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

    L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

    No restrictions.



10. Other provisions, (if any):

    Autres dispositions, s'il y a lieu:

    Nil.


11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

    Les declarations exigees aux termes du paragraphe 178(2) de la Loi sur les compagnies constituent l'annexe "A".


12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

    Une copie de la convention de fusion ou les resolutions des administrateurs (selon le cas) constitue(nt) l'annexe "B".

These articles are signed in duplicate.

Les presents statuts sont signes en double exemplaire.


Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.

Denomination sociale des compagnies qui fusionnent, signature et fonction de leurs dirigeants regulierement designes.


Mantaur Petroleum Corporation                            1318780 Ontario Limited


/s/   Garfield J. Last                                   /s/  Garfield J. Last
-----------------------------                            -----------------------
          President                                             President




Videoflicks.com Limited

/s/   Michael P. Kavanagh
-----------------------------
          President

                             STATEMENT OF DIRECTOR

I,  GARFIELD J. LAST, state that:

1. I am a Director of MANTAUR PETROLEUM CORPORATION one of the amalgamating corporations (hereinafter called the "Corporation").

2. I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.

3. I have satisfied myself that there are reasonable grounds for believing that:

    (a) the Corporation is and the amalgamating corporation will be able to pay its liabilities as they become due;

    (b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

    (c) no creditor of the corporation will be prejudiced by the amalgamation;

    (d) adequate notice has been given to all known creditors of the amalgamating corporations; and

    (e) no creditor objects to the amalgamation.


DATED this 17th day of March, 1999


/s/ Garfield J. Last
-----------------------------
      GARFIELD J. LAST

                             STATEMENT OF DIRECTOR

I,  GARFIELD J. LAST, state that:

1. I am a Director of 1318780 ONTARIO LIMITED one of the amalgamating corporations (hereinafter called the "Corporation").

2. I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.

3. I have satisfied myself that there are reasonable grounds for believing that:

    (a) the Corporation is and the amalgamating corporation will be able to pay its liabilities as they become due;

    (b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

    (c) no creditor of the corporation will be prejudiced by the amalgamation;

    (d) adequate notice has been given to all known creditors of the amalgamating corporations; and

    (e) no creditor objects to the amalgamation.


DATED this 17th day of March, 1999


    /s/ Garfield J. Last
-----------------------------
      GARFIELD J. LAST

                             STATEMENT OF DIRECTOR

I,  MICHAEL KAVANAGH, state that:

1. I am a Director of VIDEOFLICKS.COM LIMITED one of the amalgamating corporations (hereinafter called the "Corporation").

2. I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.

3. I have satisfied myself that there are reasonable grounds for believing that:

    (a) the Corporation is and the amalgamating corporation will be able to pay its liabilities as they become due;

    (b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

    (c) no creditor of the corporation will be prejudiced by the amalgamation;

    (d) adequate notice has been given to all known creditors of the amalgamating corporations; and

    (e) no creditor objects to the amalgamation.


DATED this 17th day of March, 1999


    /s/ Michael Kavanagh
-----------------------------
      MICHAEL KAVANAGH

                                  SCHEDULE "B"

                             AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT dated as of the 2nd day of February, 1999

B E T W E E N:

               MANTAUR PETROLEUM CORPORATION, a corporation incorporated under the laws of the Province of Ontario,

               (hereinafter referred to as "MANTAUR")

                                                              OF THE FIRST PART;

                                     - and -

               VIDEOFLICKS.COM LIMITED, a corporation incorporated under the laws of the Province of Ontario,

               (hereinafter referred to as "VIDEOFLICKS")

                                                             OF THE SECOND PART;

                                     - and -

               1318780 ONTARIO LIMITED, a corporation incorporated under the laws of the Province of Ontario,

               (hereinafter referred to as "ONTCO")

                                                              OF THE THIRD PART;


     WHEREAS Mantaur, Videoflicks and Ontco have agreed to amalgamate to form one continuing corporation under the name Videoflicks.com Inc., pursuant to the laws of the Province of Ontario.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the covenants, warranties, representations and conditions hereinafter set forth and provided for, the parties hereto covenant and agree as follows:


                                    ARTICLE I
                                 INTERPRETATION

1.1  DEFINITIONS

     In this agreement, unless there is something in the subject matter or context inconsistent therewith, the words and phrases set forth below shall have the meanings ascribed thereto, namely:

     (a)  "AGREEMENT" means this Amalgamation Agreement;

     (b) "AMALGAMATED CORPORATION" or "AMALCO" means the continuing corporation constituted upon the Amalgamation becoming effective and the Amalgamating Corporations amalgamating;

     (c) "AMALCO COMMON SHARES" means the Common Shares without par value of the Amalgamated Corporation;

     (d) "AMALCO SERIES A WARRANT" means a warrant enabling the purchase of one Amalco Common Share and one Amalco Series B Warrant at the price of U.S. $0.75 until midnight four months next following the Effective Date;

     (e) "AMALCO SERIES B WARRANT" means a warrant enabling the purchase of one Amalco Common Share at the price of U.S. $1.15 until midnight eight months next following the Effective Date;

     (f)  "AMALGAMATING CORPORATIONS" means Mantaur, Videoflicks and Ontco;

     (g) "CERTIFICATE OF AMALGAMATION" means the certificate provided for in subsection 178(4) of the OBCA;

     (h) "EFFECTIVE DATE" means the effective date set forth in the Certificate of Amalgamation issued pursuant to the OBCA with respect to the Amalgamation;

     (i) "OBCA" means the Business Corporations Act, RSO 1990, c. B. 16, including the regulations promulgated thereunder, both as amended from time to time;

     (j)  "ONTCO CLASS A SHARES means the Class A Shares in the capital of
          Ontco;

     (k)  "ONTCO COMMON SHARES" means the Common Shares in the capital of Ontco;

     (k) "VIDEOFLICKS SHARES" means the Common Shares in the capital of Videoflicks;


                                   ARTICLE II
                              CONDITIONS PRECEDENT

2.1 This Agreement shall have no force and effect whatsoever and shall be null and void unless:

     (a) The holders of Mantaur Common Shares shall have approved this Agreement, with or without amendment, in accordance with the requisite majority of votes cast at the meeting convened to consider the same.

     (b) The holders of Ontco Common Shares and the holders of Videoflicks Common Shares shall each have approved this Agreement, in writing or in accordance with the requisite majority of votes cast at the meeting convened to consider the same.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1 The representations and warranties of each of the parties as set out in a Pre-Amalgamation Agreement of even date herewith made between the parties hereto, and Videoflicks Canada Limited (the "Pre-Amalgamation Agreement"), are hereby incorporated by adoptions and such representations and warranties of each of such party are hereby confirmed by each of the parties which made such representations and warranties in the Pre-Amalgamation Agreement as being true and correct as provided in the Pre-Amalgamation Agreement.


                                   ARTICLE IV
                            AMENDMENT AND TERMINATION

4.1 This Agreement may, at any time and from time to time before and after the holding of the meeting of Mantaur shareholders and after confirmation of this Agreement by the Videoflicks, and Ontco shareholders, but not later than the Effective Date, be amended by written agreement of all of Mantaur, Videoflicks and Ontco without, subject to applicable law, further notice, to or authorization of, the part of the shareholders of Mantaur, Videoflicks and Ontco;

4.2 This Agreement may be terminated by any one of Mantaur, Videoflicks and Ontco at any time prior to the issue of a Certificate of Amalgamation without the further approval of the shareholders of Mantaur, Videoflicks and Ontco;


                                    ARTICLE V
                                  AMALGAMATION

5.1 The Amalgamating Corporations hereby agree to amalgamate pursuant to the provisions of the OBCA and to continue as one corporation on the terms and conditions set forth in this Agreement.

5.2 Mantaur shall call and hold a meeting of the holders of Mantaur Common Shares to approve this Agreement.

5.3 Videoflicks shall call and hold a meeting of the holders of Videoflicks Shares to approve this Agreement or obtain their unanimous written approval thereof.

5.4 Ontco shall call and hold a meeting of the holders of Ontco Shares to approve this Agreement or obtain their unanimous written approval thereof.

5.5 On the Effective Date, the amalgamation of the Amalgamating Corporations and their continuance as one corporation shall become effective; the property of each Amalgamating Corporation shall continue to be the property of the Amalgamated Corporation; the Amalgamated Corporation shall continue to be liable for the obligations of each Amalgamating Corporation; any existing cause of action, claim or liability to prosecution shall be unaffected; any civil, criminal or administrative action or proceeding pending by or against an Amalgamating Corporation may be continued to be prosecuted by or against the Amalgamating Corporation; any conviction against, or ruling under a judgement in favour of or against, an Amalgamating Corporation may be enforced by or against the Amalgamated Corporation; and the Articles of Amalgamation with respect to the Amalgamation shall be deemed to be the Articles of Incorporation of the Amalgamated Corporation.

                                   ARTICLE VI
                             AMALGAMATED CORPORATION

6.1 The name of the Amalgamated Corporation shall be Videoflicks.com Inc. or such other name as may be approved by the Director appointed under the OBCA.

6.2 There shall be no restriction on the business which the Amalgamated Corporation is authorized to carry on.

6.3 The registered office of the Amalgamated Corporation shall be in the City of Brampton, in the Province of Ontario. Until changed by the board of directors, the address of the registered office of the Amalgamated Corporation in the City of Brampton, in the Province of Ontario, shall be 106 Orenda Road, Brampton, Ontario, L6W 3W6.

6.4 (a) The Amalgamated Corporation shall be authorized to issue an unlimited number of common shares and an unlimited number of preference shares issuable in series, both without nominal or par value;

     (b) The holders of the common shares shall be entitled to vote at all meetings of shareholders except meeting at which only holders of a specified class of shares are entitled to vote, and holders of common shares shall be entitled to one vote for each common share held and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Amalgamated Corporation, to receive the remaining property of the Amalgamated Corporation upon the dissolution of the Amalgamated Corporation;

     (c) The rights, privileges, restrictions and conditions attaching to the preference shares as a class are as follows:

          (i) The preference shares may from time to time be issued in one or more series and, subject to the following provisions, and subject to the issuance by the Director appointed under the OBCA, or appropriate official designated by successive legislation as amended from time to time, of a Certificate of Amendment of Articles in respect thereof, the directors may by resolution fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of preference shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, whether cumulative or non-cumulative, the date(s) and place(s) of payment thereof, the redemption, purchase for cancellation and/or conversion prices and terms and conditions of redemption, purchase and/or conversion (if any), any share purchase plan or sinking fund or other provisions and the restrictions (if any) respecting payment of dividends on any shares ranking junior to the preference shares.

          (ii) The preference shares of each series shall, with respect to the priority in payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Amalgamated Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Amalgamated Corporation among its shareholders for the purpose of winding-up its affairs, rank a parity with the preference shares of every other series of the same class and be entitled to preference over the common shares and over any other shares of the Amalgamated Corporation ranking junior to the preference shares. The preference shares of any series may also be given such other preferences, not inconsistent with these Articles, over the common shares and any other shares of the Amalgamated Corporation ranking junior to such preference shares as may be determined by the directors.

         (iii) If any cumulative dividends, whether or not earned or declared, declared non-cumulative dividends, or amounts payable on the return of capital in respect of a series of preference shares are not paid in full, all preference shares of other series of the same class shall participate rateably in respect of accumulated cumulative dividends, declared non-cumulative dividends, and amounts payable on return of capital.

          (iv) The preference shares of any series may be made convertible into common shares.

          (v) The holders of the preference shares shall be entitled to receive copies of the annual financial statements of the Amalgamated Corporation and the auditors' report thereon to be submitted to the shareholders of the Amalgamated Corporation at annual meetings and the holders of each series of preference shares shall have such rights to attend and vote at meetings of shareholders or restrictions on attendances or voting rights thereat as may be determined by resolutions of the board of directors; and

     (d) The holders of shares of a class or series shall not be entitled to vote separately as a class or series or to dissent upon a proposal to amend the Articles of the Amalgamated Corporation to:

          (i) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class;

          (ii) effect an exchange, reclassification or cancellation of all or part of the shares of such class; or

         (iii) create a new class of shares equal or superior to the shares of such class.

6.5 There shall be no restrictions on the issue, transfer or ownership of shares in the capital of the Amalgamated Corporation.

6.6 The board of directors of the Amalgamated Corporation shall, until otherwise changed in accordance with the Act, consist of a minimum of three and a maximum of eleven directors, the number of which the directors shall be empowered to fix from time to time.

6.7 On the Effective Date, the number of directors shall be five (5). The first directors of the Amalgamated Corporation shall be the persons whose names and addresses appear below:


FULL NAME                                     RESIDENCE ADDRESS
Michael P. Kavanagh           41 Old Forest Hill Road, Toronto, Ontario, M5P 2P8
John Waddell                  386 Brookdale Avenue, Toronto, Ontario, M5M 3Y3
Robert Bray                   R.R. #2 Tottenham, Ontario, L0G 1W0
Garfield J. Last              1 Highland Avenue, Toronto, Ontario, M4W 2A2
Stephen R. Dattels            1 Chestnut Park Road, Courtyard, Toronto, Ontario, M4W 1W4

     Each of the foregoing is a resident of Canada.

     Such directors shall hold office until the first annual meeting of the Amalgamated Corporation or until their successors are duly elected or appointed.

6.8 The by-laws of the Amalgamated Corporation until repealed, amended or altered shall be the by-laws of Mantaur.

6.9 Without limiting the borrowing powers of the Amalgamated Corporation as set forth in the OBCA, as amended from time to time, the Amalgamated Corporation may, from time to time, with or without the authority of any by-laws or the authorization of the shareholders:

     (a) Borrow money upon the credit of the Amalgamated Corporation including by way of overdraft;

     (b) Issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of the Amalgamated Corporation whether secured or unsecured;

     (c) Charge, mortgage, hypothecate, pledge or otherwise create a security interest in the undertaking or in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Amalgamated Corporation, including book debts, rights, powers and franchises, to secure any such bonds, debentures, notes or other evidences or indebtedness or guarantees or any other present or future indebtedness or liability of the Amalgamated Corporation; and

     (d) For the purpose of the Special Corporate Powers Act of the Province of Quebec, and without in any way limiting the powers conferred upon the Amalgamated Corporation and its directors by section 184 or any other provisions of the OBCA, the Amalgamated Corporation, for the purpose of securing any bonds, debentures or debenture stock which it is by law entitled to issue, may hypothecate, mortgage or pledge, and cede and transfer, any property, movable or immovable, present or future, which it may own in the Province of Quebec.

     The foregoing powers or any of them may be exercised from time to time by the directors of the Amalgamated Corporation and may be delegated from time to time by them to any one or more persons whether or not directors or officers of the Amalgamated Corporation with or without the authority of any by-law to that effect.

6.10 The auditors of the Amalgamated Corporation shall be BDO Dunwoody LLP, Chartered Accountants.

6.11 The Registrar and Transfer Agent of the Amalgamated Corporation shall be Equity Transfer Services Inc.

                                   ARTICLE VII
                             EXCHANGE OF SECURITIES

7.1 The shares in the capital of the Amalgamating Corporations which are issued and outstanding immediately prior to the Effective Date shall, on and from the Effective Date, be converted into issued and outstanding securities in the capital of the Amalgamated Corporation as follows:

     (a) Every five issued and outstanding Mantaur Common Shares shall be converted into one issued and fully-paid Amalco Common Share, and one-half of one Amalco Series A Warrant;

     (b) Every one issued and outstanding Videoflicks Common Share shall be converted into one issued and fully paid Amalco Common Share;

     (c) Every one issued and outstanding Ontco Common Share shall be converted into one issued and fully paid Amalco Common Share, and one-half of one Amalco Series A Warrant;

     (d) Every one issued and outstanding Ontco Class A Shares shall be converted into one issued and fully paid Amalco Common Share.

7.2 The stated capital of Mantaur shall be reduced to the aggregate sum of $1.00. The stated capital of the Amalgamated Corporation shall be equal to the aggregate of the stated capitals of the Amalgamating Corporations immediately prior to the Amalgamation becoming effective, (after giving effect to the reduction in Mantaur's stated capital as aforesaid).

7.3 Where fractions of a share of a Series A Warrant result from the conversions referred to in section 7.1, no fractional Shares will be issued and, instead thereof, one whole share and one whole Series A Warrant shall be issued to the holders of Amalco Common or Amalco Series A Warrants who would otherwise be entitled to receive a fraction of an Amalco Common Share or an Amalco Series A Warrant.


                                  ARTICLE VIII
                               SHARE CERTIFICATES

8.1  Dissenting shareholders who:

     (a) ultimately are entitled to be paid fair value for their Mantaur Common Shares shall be deemed to have had their Mantaur Common Shares cancelled on the Effective Date and the Amalgamated Corporation shall not be required to recognize such holders as shareholders of the Amalgamated Corporation from and after the Effective Date and the names of such holders shall be deleted from the register of holders of Shares of the Amalgamated Corporation from and after the Effective Date; and

     (b) ultimately are not entitled to be paid fair value, for any reason, for their Mantaur Common Shares which shall be deemed to have been cancelled on the Effective Date, shall be deemed to have been issued Amalgamated Shares for their Mantaur Common Shares on the Effective Date as provided in section 7.1 hereof.


                                   ARTICLE IX
                      TERMINATION OF AMALGAMATION AGREEMENT

9.1 Notwithstanding any other provision hereof, this Agreement may, prior to the issuance of a Certificate of Amalgamation, be terminated by the board of directors of any of Mantaur, Videoflicks or Ontco.


                                    ARTICLE X
                            ARTICLES OF AMALGAMATION

10.1 Subject to section 9.1 hereof, after this Agreement has been approved in accordance with the OBCA and all other terms and conditions contained in section
2.1 hereof have been fulfilled, the Amalgamating Corporations shall, on such day as the directors of Mantaur, Videoflicks and Ontco may select, jointly file with the Director under the OBCA, Articles of Amalgamation and such other documents as may be required to complete their amalgamation.

                                   ARTICLE XI
                                     GENERAL

11.1 This Agreement may be executed in counterparts all of which taken together shall constitute this Agreement.

11.2 Necessary changes in gender required to make this Agreement apply to either corporations or individuals, males or females, will in all instances be assumed as though in each case fully expressed.

11.3 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

                                      MANTAUR PETROLEUM CORPORATION


                                      By:  /s/ GARFIELD J. LAST
                                         ---------------------------------------
                                           GARFIELD J. LAST, President


                                      VIDEOFLICKS.COM LIMITED


                                      By:  /s/  MICHAEL P. KAVANAGH
                                         ---------------------------------------
                                           MICHAEL P. KAVANAGH, President


                                      1318780 ONTARIO LIMITED


                                      By:  /s/ GARFIELD J. LAST
                                         ---------------------------------------
                                           GARFIELD J. LAST, President

                                  BY-LAW NO. 1A
                                       OF
                          MANTAUR PETROLEUM CORPORATION


                                TABLE OF CONTENTS


                                                                            PAGE NO.
                                                                            --------
ARTICLE 1     INTERPRETATION
                                                                                1
ARTICLE 2     SEAL, REGISTERED OFFICE AND
              FINANCIAL YEAR
                       2.1  Seal                                                1
                       2.2  Registered Office                                   2
                       2.3  Financial Year                                      2

ARTICLE 3     DIRECTORS
                       3.1  Power of Directors                                  2
                       3.2  Number and Quorum                                   2
                       3.3  Qualification                                       2
                       3.4  Resident Canadians                                  2
                       3.5  Election and Term                                   2
                       3.6  Removal of Directors                                2
                       3.7  Vacancies                                           2
                       3.8  Vacation of Office                                  2
                       3.9  Committee of Directors                              3
                       3.10 Transaction of Business                             3
                       3.11 Procedure                                           3
                       3.12 Remuneration of Directors                           3
                       3.13 Disclosure of Interest                              3

ARTICLE 4     MEETING OF DIRECTORS
                       4.1  Notice of Meeting                                   3
                       4.2  First Meeting of New Board                          3
                       4.3  Place of Meeting                                    4
                       4.4  Meetings by Telephone                               4
                       4.5  Voting                                              4
                       4.6  Chairman                                            4
                       4.7  Transaction of Business by Signature                4

ARTICLE 5     OFFICERS
                       5.1  Appointment                                         4
                       5.2  Remuneration and Removal                            4
                       5.3  Chairman of the Board                               5
                       5.4  Managing Director                                   5
                       5.5  President                                           5
                       5.6  Vice-President                                      5
                       5.7  Secretary                                           5


                                                                            PAGE NO.
                                                                            --------
                       5.8  Treasurer                                           5
                       5.9  Other Officers                                      5
                       5.10 Variation of Powers and Duties                      5
                       5.11 Term of Office                                      6

ARTICLE 6     PROTECTION OF DIRECTORS AND OFFICERS AND OTHERS
                       6.1  Limitation of Liability                             6
                       6.2  Indemnity                                           6
                       6.3  Insurance                                           6

ARTICLE 7     MEETINGS OF SHAREHOLDERS
                       7.1  Annual Meeting                                      6
                       7.2  Special Meetings                                    7
                       7.3  Place of Meetings                                   7
                       7.4  Notice                                              7
                       7.5  Omission of Notice                                  7
                       7.6  List of Shareholders Entitled to Notice             7
                       7.7  Record Date for Notice                              7
                       7.8  Chairman, Secretary and Scrutineers                 8
                       7.9  Persons Entitled to be Present                      8
                       7.10 Quorum                                              8
                       7.11 Right to Vote                                       8
                       7.12 Representatives                                     8
                       7.13 Proxies                                             8
                       7.14 Time for Deposit of Proxies                         9
                       7.15 Joint Shareholders                                  9
                       7.16 Votes to Govern                                     9
                       7.17 Show of Hands                                       9
                       7.18 Polls                                               9
                       7.19 Adjournment                                         9
                       7.20 Resolution in Writing                               9

ARTICLE 8     SHARES AND TRANSFERS
                       8.1  Allotment and Issue                                10
                       8.2  Payment of commissions                             10
                       8.3  Registration of Transfer                           10
                       8.4  Share Certificates                                 10
                       8.5  Transfer Agent and Registrar                       10
                       8.6  Surrender of Certificates                          11
                       8.7  Lien for Indebtedness                              11
                       8.8  Enforcement of Lien                                11
                       8.9  Non-Recognition of Trusts                          11
                       8.10 Lost Certificates                                  11
                       8.11 Joint Shareholders                                 11
                       8.12 Deceased Shareholders                              11
ARTICLE 9     VOTING SHARES IN OTHER COMPANIES                                 12


                                                                            PAGE NO.
                                                                            --------
ARTICLE 10    INFORMATION AVAILABLE TO SHAREHOLDERS
                       10.1 Discovery of Information                           12
                       10.2 Inspection of Records                              12

ARTICLE 11    DIVIDENDS
                       11.1 Declaration                                        12
                       11.2 Payment                                            12
                       11.3 Non-Receipt of Cheques                             13
                       11.4 Record Date for Dividends and Rights               13
                       11.5 Unclaimed Dividends                                13

ARTICLE 12    NOTICES
                       12.1  Service                                           13
                       12.2  Shares Registered in Several Names                13
                       12.3  Entitlement by Operation of Law                   13
                       12.4  Notice Deceased Shareholders                      14
                       12.5  Signature to Notices                              14
                       12.6  Computation of Time                               14
                       12.7  Undelivered Notices                               14
                       12.8  Omissions and Errors                              14
                       12.9  Proof of Service                                  14
                       12.10 Waiver of Notice                                  14

ARTICLES 13   CUSTODY OF SECURITIES
                       13.1  Safekeeping                                       15
                       13.2  Nominees                                          15

ARTICLE 14    EXECUTION OF INSTRUMENTS
                       14.1  Cheques, Drafts and Notes                         15
                       14.2  Contracts, Documents or Other Instrument          15
                       14.3  Sealing of Contracts                              16

                                  BY-LAW NO. 1A
                           a by-law relating generally
                        to the conduct of the affairs of

                          MANTAUR PETROLEUM CORPORATION

                               the "Corporation")


                                    ARTICLE 1

                                 INTERPRETATION

1.1 In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

               (i)  "ACT" means the Business Corporations Act, R.S.O. 1990, c.
                    B.16 as from time to time amended and every statute that may be substituted therefor;

               (ii) "REGULATIONS" means the Regulations made under the Act as from time to time amended and every regulation that may be substituted therefor;

               (iii) "BOARD" means the board of directors of the Corporation;

               (iv) all terms which are used in this or any other by-law of the
                    Corporation and which are defined in the Act or the Regulations shall have the meanings given to them in the Act or the Regulations;

               (v) words importing the singular number include the plural and vice versa;

               (vi) words importing the masculine gender include the feminine and neuter genders; and

               (vii) the word "person" includes individuals, bodies corporate, corporations, companies, partnerships, syndicates, trusts and unincorporated organizations.

                                    ARTICLE 2

                   SEAL, REGISTERED OFFICE AND FINANCIAL YEAR

2.1 SEAL - The Corporation may but need not have a corporate seal. Any corporate seal adopted for the Corporation shall be such as the board of directors may from time to time approve by resolution.

2.2 REGISTERED OFFICE - The shareholders may from time to time by special resolution fix the municipality or geographic township in Ontario in which the Corporation's registered office is located. The directors may from time to time by resolution fix the location of the registered office within such municipality or geographic township.

2.3 FINANCIAL YEAR - The financial year of the Corporation shall terminate on such date in each year as the directors may from time to time by resolution determine.

                                    ARTICLE 3

                                    DIRECTORS

3.1 POWER OF DIRECTORS - Subject to any unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affairs of the Corporation.

3.2 NUMBER AND QUORUM - The board of directors shall consist of the number of directors set out in the articles of the Corporation or, where a minimum and maximum number is provided for in the articles, such number of directors as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. The quorum for the transaction of business at any meeting of the board shall consist of two-fifths of the number of directors.

3.3 QUALIFICATION - Each director shall be eighteen (18) or more years of age and no person who is not an individual, who has the status of a bankrupt or who is of unsound mind and has been so found by a court in Canada or elsewhere shall be a director. A director need not be a shareholder.

3.4 RESIDENT CANADIANS - A majority of the directors shall be resident
Canadians.

3.5 ELECTION AND TERM - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or shareholders shall have otherwise determined in accordance with the Act. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

3.6 REMOVAL OF DIRECTORS - Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at an annual or special meeting of shareholders, remove any director or directors from office before the expiration of his term of office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

3.7 VACANCIES - Vacancies among the directors shall be filled in compliance with the Act.

3.8 VACATION OF OFFICE - The office of a director shall ipso facto be vacated:

     (a) if he dies; (b) if he becomes bankrupt or suspends payment of his debts generally or compounds with his creditors or makes an authorized assignment or is declared insolvent; (c) if he is found to be of unsound mind or a mentally incompetent person; or (d) subject to the provisions of the Act if by notice in writing to the Corporation he resigns his office. Any such resignation shall be effective at the time it is sent to the Corporation or at the time specified in the notice, whichever is later.

3.9 COMMITTEE OF DIRECTORS - The directors may appoint from among their number a committee of directors and, subject to the provisions of the Act, may delegate to such committee any of the powers of the directors. A majority of the directors of any such committee must be resident Canadians.

3.10 TRANSACTION OF BUSINESS - The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

3.11 PROCEDURE - Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

3.12 REMUNERATION OF DIRECTORS - The remuneration to be paid to the directors shall be such as the Board shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the Board. The directors may also award special remuneration to any director undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director by the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

3.13 DISCLOSURE OF INTEREST - Every director or officer of the Corporation who is a party to a material contract or a proposed material contract with the Corporation or who is the director or an officer of, or has a material interest in, any person who is a party to a material contract, or a proposed material contract, with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act.

                                    ARTICLE 4

                              MEETINGS OF DIRECTORS

4.1 NOTICE OF MEETING - Meetings of the Board shall be held from time to time at such place, at such time and on such day as the Chairman of the Board, if any, the President or any two directors may determine, and the Secretary shall call meetings when so directed or so authorized. Notice of every meeting so called shall be delivered or mailed or sent by telegram, telex, facsimile or other electronic means to each director not less than forty-eight (48) hours before the time when the meeting is to be held. No notice of a meeting shall be necessary if all the directors are present or if those absent have waived notice of or have otherwise signified their consent to the holding of such meeting.

4.2 FIRST MEETING OF NEW BOARD - For the first meeting of the Board to be held immediately following the election of directors by the shareholders or for a meeting of the Board at which a director is appointed to fill a vacancy in the Board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

4.3 PLACE OF MEETING - Meetings of the Board and of a committee of directors may be held at any place within or outside of Ontario and in any financial year of the Corporation a majority of the meetings of the board of directors of the Corporation need not be held within Canada.

4.4 MEETINGS BY TELEPHONE - If all the directors present at or participating in a meeting consent, a meeting of the directors or of a committee of directors may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means shall be deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

4.5 VOTING - At all meetings of the Board, every question shall be decided by a majority of the votes cast. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote in addition to his original vote.

4.6 CHAIRMAN - The Chairman of the Board, if elected and present, and otherwise the President, shall be chairman of any meeting of the Board. If no such officer is present the directors present shall choose one of their members to be chairman.

4.7 TRANSACTION OF BUSINESS BY SIGNATURE - A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors is as valid as if it had been passed at a meeting of directors or a committee of directors.


                                    ARTICLE 5

                                    OFFICERS

5.1 APPOINTMENT - The Board shall annually or more often as may be necessary, appoint a President and a Secretary and, if deemed advisable, may annually or more often as may be necessary, appoint a Chairman of the Board, a Managing Director, one or more Vice-Presidents, a Treasurer and such other officers as the Board may determine including one or more assistants to any of the officers so appointed. None of the said officers, except the Chairman of the Board and the Managing Director, need be a director. Any two of the said offices may be held by the same person. If the same person holds the office of Secretary and Treasurer, he may, but need not, be known as the Secretary-Treasurer. The Board may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be determined by the Board.

5.2 REMUNERATION AND REMOVAL - The terms of employment and remuneration of all officers appointed by the Board (including the President) shall be determined, or the manner of determination thereof provided for, from time to time by resolution of the Board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the Board at any time, with or without cause.

5.3 CHAIRMAN OF THE BOARD - From time to time the Board may appoint a Chairman of the Board who shall be a director. If so appointed, the Chairman of the Board shall, if present, preside at all meetings of the Board and at all meetings of shareholders. In addition, the Board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the President, and he shall have such other powers and duties as the Board may prescribe. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

5.4 MANAGING DIRECTOR - The Managing Director shall, if appointed, be a resident Canadian and shall exercise such powers and have such authority as may be delegated to him by the Board in accordance with the provisions of the Act. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

5.5 PRESIDENT - The President shall be the chief executive officer of the Corporation unless otherwise determined by resolution of the Board and shall have responsibility for the general management and direction of the business and affairs of the Corporation, subject to the authority of the Board. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

5.6 VICE-PRESIDENT - A Vice-President shall perform such duties and exercise such powers as the President may from time to time delegate to him or as the Board may prescribe.

5.7 SECRETARY - The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees. He shall attend all meetings of the directors and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings. He shall be the custodian of all books, papers, records, documents and other instruments belonging to the Corporation. He shall perform such other duties as may from time to time be prescribed by the Board or the chief executive officer.

5.8 TREASURER - The Treasurer shall ensure that adequate accounting records are prepared and maintained and shall keep, or cause to be kept, full and accurate books of account in which shall be recorded all receipts and disbursements of the Corporation and, subject to the direction of the Board, shall control the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation. He shall provide to the Board whenever required of him an account of all his transactions as Treasurer and of the financial position of the Corporation and he shall perform such other duties as may from time to time be prescribed by the Board or the chief executive officer.

5.9 OTHER OFFICERS - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the Board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board otherwise directs.

5.10 VARIATION OF POWERS AND DUTIES - The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

5.11 TERM OF OFFICE - The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed.

                                    ARTICLE 6

                 PROTECTION OF DIRECTORS AND OFFICERS AND OTHERS

6.1 LIMITATION OF LIABILITY - No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; providing that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

6.2 INDEMNITY - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

          a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

          b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

6.3 INSURANCE - Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

                                    ARTICLE 7

                            MEETINGS OF SHAREHOLDERS

7.1 ANNUAL MEETING - The annual meeting of shareholders shall be held on such day in each year and at such time and place in or outside Ontario as the directors may determine for the purpose of hearing and receiving the reports and statements required by the Act to be placed before the shareholders at any annual meeting, electing directors, appointing an auditor and fixing or authorizing the board of directors to fix his remuneration and for the transaction of such other business as may properly be brought before the meeting.

7.2 SPECIAL MEETINGS - The Board, the Chairman of the Board, the Managing Director, the President or a Vice-President who is a director shall have the power at any time to call a special meeting of the shareholders of the Corporation to be held at any time and place in or outside Ontario.

     The phrase "meeting of shareholders" wherever it occurs in this by-law shall mean and include an annual meeting of shareholders, a special meeting of shareholders and any meeting of any class or classes of shareholders.

7.3 PLACE OF MEETINGS. Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in or outside Canada.

7.4 NOTICE - Notice of the time and place of each meeting of shareholders shall be given not less than twenty-one (21) nor more than fifty (50) days before the day on which the meeting is to be held, to the auditor, the directors and to each shareholder entitled to vote at the meeting. Notice of a special meeting of shareholders shall state the nature of the business to be transacted in sufficient detail to permit the shareholders to form a reasoned judgment and shall state the text of any special resolution to be submitted to the meeting. A meeting of shareholders may be held at any time without notice if all of the shareholders entitled to vote thereat are present or represented by proxy and do not object to the holding of the meeting or those not so present or represented by proxy have waived notice, if the auditor and the directors are present or have waived notice of or otherwise consent to such meeting being held.

7.5 OMISSION OF NOTICE - The accidental omission to give notice of any meeting or the non- receipt of any notice by any shareholder or shareholders, by any director or directors or by the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

7.6 LIST OF SHAREHOLDERS ENTITLED TO NOTICE - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to section 7.7, the shareholders listed shall be those registered at the close of business on a day not later than ten (10) days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

7.7 RECORD DATE FOR NOTICE - The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than twenty-one (21) days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

7.8 CHAIRMAN, SECRETARY AND SCRUTINEERS - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting; chairman of the board, president, managing director, or a vice-president who is a shareholder. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. Notwithstanding the aforegoing, the person designated to act as chairman of a meeting of shareholders pursuant to the first sentence of this section 7.8 shall have the right to appoint any person, who need not be a shareholder, to act as chairman of such meeting in his place and stead. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

7.9 PERSONS ENTITLED TO BE PRESENT - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors of the Corporation, the auditor of the Corporation and others who although not entitled to vote are entitled or required under the provisions of the Act or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

7.10 QUORUM - A quorum for the transaction of business at any meeting of shareholders shall be two (2) persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled.

7.11 RIGHT TO VOTE - Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section 7.6, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except, where the Corporation has fixed a record date in respect of such meeting pursuant to section 7.7, to the extent that such person has transferred any of his shares after such record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than ten
(10) days before the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

7.12 REPRESENTATIVES - An executor, administrator, committee of a mentally incompetent person, guardian or trustee and where a corporation is such executor, administrator, committee of a mentally incompetent person, guardian or trustee, any person duly appointed a proxy for such corporation, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares in his or its hands at all meetings of the shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record.

7.13 PROXIES - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

7.14 TIME FOR DEPOSIT OF PROXIES - The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

7.15 JOINT SHAREHOLDERS - If two (2) or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two (2) or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

7.16 VOTES TO GOVERN At all meetings of shareholders every question shall be determined by a majority of the votes cast on the question, unless otherwise required by the articles or by-laws or by the Act. In the case of an equality of votes at any meeting of shareholders, either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

7.17 SHOW OF HANDS - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a poll thereon is required or demanded. Upon a show of hands, every shareholder present in person or represented by proxy and entitled to vote shall have one vote. Whenever the vote by show of hands shall have been taken upon a question, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceedings in respect of the question and the result of the vote so taken shall be the decision of the shareholders upon the said question.

7.18 POLLS - If a poll is required by the chairman of the meeting, or is demanded by any shareholder who is present in person or represented by proxy and entitled to vote on the question (whether the poll is required or demanded either before or after a vote has been taken upon the question by a show of hands), and such requirement or demand is not withdrawn, a poll upon the question shall be taken by ballot or in such other manner as the chairman of the meeting may direct. Upon a poll, each shareholder who is present or represented by proxy shall (subject to the provisions, if any, of the articles of the Corporation) be entitled to one vote for each share in respect of which he is entitled to vote on the question. A demand for a poll may be withdrawn.

7.19 ADJOURNMENT - The Chairman at a meeting of the shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time to a fixed time and place. If a meeting of shareholders is adjourned for less than thirty (30) days no notice of the adjourned meeting need be given to the shareholders. If a meeting of shareholders is adjourned by one or more adjournments for thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting.

7.20 RESOLUTION IN WRITING - Subject to the provisions of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid and effective as if passed at a meeting of the shareholders duly called, constituted and held for that purpose.

                                    ARTICLE 8

                              SHARES AND TRANSFERS

8.1 ALLOTMENT AND ISSUE - Subject to the provisions of the Act, shares in the capital of the Corporation may be allotted and issued by resolution of the Board at such times and on such terms and conditions and to such persons or class of persons as the Board determines.

8.2 PAYMENT OF COMMISSIONS - The Board may authorize the Corporation to pay a commission to any persons in consideration of their purchasing or agreeing to purchase shares of the Corporation, or procuring or agreeing to procure purchasers for such shares.

8.3 REGISTRATION OF TRANSFER - Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 8.7.

8.4 SHARE CERTIFICATES - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 14.2; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the transfer agent and/or registrar. Any additional signatures required may be printed or otherwise mechanically reproduced. A share certificate executed as aforesaid shall be valid notwithstanding that any of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.5 TRANSFER AGENT AND REGISTRAR - The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents or by or on behalf of one of the said registrars and/or branch registrars, if any.

8.6 SURRENDER OF CERTIFICATES - No transfer of shares shall be recorded or registered unless or until the certificate representing the shares to be transferred has been surrendered and cancelled.

8.7 LIEN FOR INDEBTEDNESS - The Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

8.8 ENFORCEMENT OF LIEN - The lien referred to in the preceding section may be enforced by any means permitted by law and:

          (a) where the share or shares are redeemable pursuant to the articles of the Corporation by redeeming such share or shares and applying the redemption price to the debt;

          (b) subject to the Act, by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

          (c) by selling the share or shares to any third party whether or not such party is at arms length to the Corporation, and including, without limitation, any officer or director of the Corporation for the best price which the directors consider to be obtainable for such share or shares; or

          (d) by refusing to register a transfer of such share or shares until the debt is paid.

8.9 NON-RECOGNITION OF TRUSTS - The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to see to the execution-of any trust, whether express, implied or constructive, in respect of any share or to recognize any such claim to or interest in such share on the part of any person other than the registered holder thereof.

8.10 LOST CERTIFICATES - The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.11 JOINT SHAREHOLDERS - If two (2) or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.12 DECEASED SHAREHOLDERS - In the event of the death of a holder of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent. Where shares are issued to joint holders, upon satisfactory proof of the death of one joint holder, the Corporation may treat the surviving joint/holder or holders as the issuer of the shares.

                                    ARTICLE 9

                        VOTING SHARES IN OTHER COMPANIES

9.1 All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the Board shall from time to time determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the Board.

                                   ARTICLE 10

                      INFORMATION AVAILABLE TO SHAREHOLDERS

10.1 DISCOVERY OF INFORMATION - Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details of conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

10.2 INSPECTION OF RECORDS - The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the Board or by a resolution of the shareholders.

                                   ARTICLE 11

                                    DIVIDENDS

11.1 DECLARATION - Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

11.2 PAYMENT - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and delivered or mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque is not paid on presentation.

11.3 NON-RECEIPT OF CHEQUES - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

11.4 RECORD DATE FOR DIVIDENDS AND RIGHTS - The board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that notice of any such record date is given, not less than fourteen (14) days before such record date, by newspaper advertisement in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

11.5 UNCLAIMED DIVIDENDS - Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                   ARTICLE 12

                                     NOTICES

12.1 SERVICE - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communications. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

12.2 SHARES REGISTERED IN SEVERAL NAMES - All notices or other documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice to all the holders of such shares.

12.3 ENTITLEMENT BY OPERATION OF LAW - Subject to the provisions of the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares shall be bound by every notice or other document in respect of such share or shares which previous to his name and address being entered on the books of the Corporation shall be duly given to the person or persons from whom he derives his title to such share or shares.

12.4 NOTICE DECEASED SHAREHOLDERS - Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any other person or persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested through him or with him in such shares.

12.5 SIGNATURE TO NOTICES - The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

12.6 COMPUTATION OF TIME - In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be included and the date of the meeting or other event shall also be included.

12.7 UNDELIVERED NOTICES - If any notice given to a shareholder pursuant to section 7.4 is returned on three (3) consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

12.8 OMISSIONS AND ERRORS - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.9 PROOF OF SERVICE - With respect to every notice or other document sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in this by-law and put into a Post Office or into a public letter box. A certificate of an officer of the Corporation in office at the time of the making of the certificate or an officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to the facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

12.10 WAIVER OF NOTICE - Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provisions of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

                                   ARTICLE 13

                              CUSTODY OF SECURITIES

13.1 SAFEKEEPING - All shares and securities owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the Board, with such other depositories or in such other manner as may be determined from time to time by the Board.

13.2 NOMINEES - All share certificates, bonds, debentures, notes or other obligations or securities belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and may be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

                                   ARTICLE 14

                            EXECUTION OF INSTRUMENTS

14.1 CHEQUES, DRAFTS AND NOTES - All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the Board may from time to time designate by resolution.

14.2 CONTRACTS, DOCUMENTS OR OTHER INSTRUMENTS - Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by (a) the Chairman of the Board, if any, or the President or a Vice-President and the Secretary or the Treasurer or (b) any two directors and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board shall have power from time to time by resolution to appoint any officer or officers or any person or persons on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

     In particular, without limiting the generality of the foregoing, the officer or officers or the person or persons hereinbefore set out shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

     The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

14.3 SEALING OF CONTRACTS - The seal (if any) of the Corporation may when required be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution by the Board.

     ENACTED the 10th day of February, 1999.


/s/ GARFIELD J. LAST                          /s/ IRWIN SINGER
--------------------------------              ----------------------------------
PRESIDENT - GARFIELD J. LAST                  SECRETARY - IRWIN SINGER

                                  BY-LAW NO. 2A

     A By-law respecting the borrowing of money, the issuing of securities and the securing of liabilities by .

                          MANTAUR PETROLEUM CORPORATION

1. Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act (the "Act"), but subject to the articles and any unanimous shareholder agreement, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

               (a)  borrow money on the credit of the Corporation;

               (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

               (c) to the extent permitted by the Act, give directly or indirectly financial assistance to any persons by means of a loan, guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person, or otherwise; and

               (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

     Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2. The board may from time to time delegate to a committee of the board, a director or an officer of the Corporation, or any other person designated by the board, all or any of the powers conferred on the board by section 1 above or by the Act to such extent and in such manner as the board may determine at the time of delegation.

ENACTED this 10th day of February, 1999.

/s/ GARFIELD J. LAST                              /s/ IRWIN SINGER
-----------------------------                     -----------------------------
GARFIELD J. LAST, President                       IRWIN SINGER, Secretary